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N:\FAD\Rc9\158\FYE\SFYE2000\NSAR\fmt-77c-2000.doc
NAME OF REGISTRANT
Franklin Managed Trust
File No. 811-4894


EXHIBIT ITEM No. 77C: Submission of matters to a vote of security holders and Consent of Sole Shareholder.



              FRANKLIN MANAGED TRUST (the Trust)
                 Franklin Rising Dividends Fund
          MINUTES OF THE SPECIAL SHAREHOLDERS' MEETING

                        October 26, 1999

The  Special  Shareholders' Meeting of Franklin Rising  Dividends
Fund  (the "Rising Dividends Fund") was held on October 26,  1999 at  10:00  a.m. at the offices of the Rising Dividends Fund,  777
Mariners Island Boulevard, San Mateo, California 94404.

Harmon E. Burns presided at the Meeting and Leiann Nuzum acted as Secretary. The reading of the Notice of Special Shareholders' Meeting dated September 13, 1999, was waived. The Secretary was directed to enter the Notice of Special Shareholders' Meeting and the accompanying Proxy Statement into the Minutes of the Meeting.

An alphabetical list of shareholders entitled to vote at the Meeting and the proxies which had been executed by the shareholders were then presented. The Secretary reported that on the record date, August 30, 1999, there were 17,472,001.311 shares of beneficial interest of Rising Dividends Fund Class A, 62,466.712 shares of beneficial interest of Rising Dividends Fund Class B and 1,979,369.145 shares of beneficial interest of Rising Dividends Fund Class C issued, outstanding and entitled to vote at the meeting, and that a majority of such shares of beneficial interest was represented by proxy at the Meeting and there was the quorum needed to transact the business of the meeting.

Mr. Burns then called for voting on the matters set forth in the Proxy Statement. Jeanne Lew, Inspector of Election, submitted the results of the vote to the Secretary, who reported that on the questions, the voting was as follows:

1.   Regarding the proposal to elect a Board of Trustees:

	Trustee:			Frank T. Crohn
	Shares for:			11,193,389
	% of Outstanding Shares:	57.36%
	% of Voted:			94.73%
	Withheld or Abstain:		622,726
	% of Outstanding Shares:	3.19%
	Broker Non-Vote:		0
	% of Outstanding Shares:	0%

	Trustee:			William J. Lippman
	Shares for:			11,197,754
	% of Outstanding Shares:	57.38%
	% of Voted:			94.77%
	Withheld or Abstain:		618,361
	% of Outstanding Shares:	3.17%
	Broker Non-Vote:		0
	% of Outstanding Shares:	0%

	Trustee:			Charles Rubens II
	Shares for:			11,203,235
	% of Outstanding Shares:	57.41%
	% of Voted:			94.81%
	Withheld or Abstain:		612,880
	% of Outstanding Shares:	3.14%
	Broker Non-Vote:		0
	% of Outstanding Shares:	0%

	Trustee:			Leonard Rubin
	Shares for:			11,195,164
	% of Outstanding Shares:	57.37%
	% of Voted:			94.74%
	Withheld or Abstain:		620,951
	% of Outstanding Shares:	3.18%
	Broker Non-Vote:		0
	% of Outstanding Shares:	0%

2. Regarding the proposal to ratify the selection of Tait, Weller & Baker as the Trust's independent auditors for the Trust's fiscal year ending September 30, 1999:

	Shares For:			11,058,410
	% of Outstanding Shares:	56.67%
	% of Voted:			93.59%
	Shares Against:			118,192
	% of Outstanding Shares:	0.61%
	Withheld or Abstain:		639,513
	% of Outstanding Shares:	3.27%
	Broker Non-Vote:		0
	% of Outstanding Shares:	0%

3. Regarding the proposal to modify the Fund's current criteria for the selection of portfolio companies related to the issuer's treatment of debt on its balance sheet, which is fundamental.

	Shares For:			9,858,665
	% of Outstanding Shares:	50.52%
	% of Voted:			83.43%
	Shares Against:			262,763
	% of Outstanding Shares:	1.35%
	Withheld or Abstain:		744,954
	% of Outstanding Shares:	3.81%
	Broker Non-Vote:		949,733
	% of Outstanding Shares:	4.87%

4. Regarding the proposal to approve amendments to certain of the Fund's fundamental investment restrictions (includes seven (7) Sub-Proposals):

     (a) To amend the Fund's fundamental investment restriction regarding borrowing:

	Shares For:			9,674,693
	% of Outstanding Shares:	49.58%
	% of Voted:			81.88%
	Shares Against:			416,081
	% of Outstanding Shares:	2.13%
	Withheld or Abstain:		775,608
	% of Outstanding Shares:	3.97%
	Broker Non-Vote:		949,733
	% of Outstanding Shares:	4.87%



     (b) To amend the Fund's fundamental investment restriction regarding underwriting:

	Shares For:			9,744,432
	% of Outstanding Shares:	49.94%
	% of Voted:			82.47%
	Shares Against:			325,199
	% of Outstanding Shares:	1.66%
	Withheld or Abstain:		796,751
	% of Outstanding Shares:	4.08%
	Broker Non-Vote:		949,733
	% of Outstanding Shares:	4.87%

     (c) To amend the Fund's fundamental investment restriction regarding lending:

	Shares For:			9,686,400
	% of Outstanding Shares:	49.64%
	% of Voted:			81.98%
	Shares Against:			391,496
	% of Outstanding Shares:	2.01%
	Withheld or Abstain:		788,486
	% of Outstanding Shares:	4.03%
	Broker Non-Vote:		949,733
	% of Outstanding Shares:	4.87%

     (d) To amend the Fund's fundamental investment restrictions regarding investments in real estate and commodities:

	Shares For:			9,644,044
	% of Outstanding Shares:	49.42%
	% of Voted:			81.62%
	Shares Against:			435,604
	% of Outstanding Shares:	2.23%
	Withheld or Abstain:		786,734
	% of Outstanding Shares:	4.03%
	Broker Non-Vote:		949,733
	% of Outstanding Shares:	4.87%

     (e) To amend the Fund's fundamental investment restriction regarding issuing senior securities:

	Shares For:			9,705,042
	% of Outstanding Shares:	49.73%
	% of Voted:			82.13%
	Shares Against:			376,151
	% of Outstanding Shares:	1.93%
	Withheld or Abstain:		785,189
	% of Outstanding Shares:	4.02%
	Broker Non-Vote:		949,733
	% of Outstanding Shares:	4.87%

     (f) To amend the Fund's fundamental investment restriction regarding industry concentration:

	Shares For:			9,734,352
	% of Outstanding Shares:	49.88%
	% of Voted:			82.38%
	Shares Against:			355,802
	% of Outstanding Shares:	1.82%
	Withheld or Abstain:		776,228
	% of Outstanding Shares:	3.98%
	Broker Non-Vote:		949,733
	% of Outstanding Shares:	4.87%

     (g) To amend the Fund's fundamental investment restriction regarding diversification of investments:

	Shares For:			9,761,325
	% of Outstanding Shares:	50.02%
	% of Voted:			82.61%
	Shares Against:			328,250
	% of Outstanding Shares:	1.68%
	Withheld or Abstain:		776,807
	% of Outstanding Shares:	3.98%
	Broker Non-Vote:		949,733
	% of Outstanding Shares:	4.87%

5. Regarding the proposal to approve the elimination of certain of the Fund's fundamental investment restrictions:

	Shares For:			9,689,043
	% of Outstanding Shares:	49.65%
	% of Voted:			82.00%
	Shares Against:			383,372
	% of Outstanding Shares:	1.96%
	Withheld or Abstain:		793,967
	% of Outstanding Shares:	4.07%
	Broker Non-Vote:		949,733
	% of Outstanding Shares:	4.87%

6. Regarding the proposal to approve the reorganization of the Trust from a Massachusetts business trust to a Delaware business trust:

	Shares For:			9,984,510
	% of Outstanding Shares:	51.17%
	% of Voted:			84.50%
	Shares Against:			248,157
	% of Outstanding Shares:	1.27%
	Withheld or Abstain:		633,715
	% of Outstanding Shares:	3.24%
	Broker Non-Vote:		949,733
	% of Outstanding Shares:	4.87%

7. Regarding the proposal to grant the proxyholders the authority to vote upon any other business that may properly come before the Meeting or any adjournments thereof:

	Shares For:			10,668,231
	% of Outstanding Shares:	54.67%
	% of Voted:			90.29%
	Shares Against:			331,808
	% of Outstanding Shares:	1.70%
	Withheld or Abstain:		816,076
	% of Outstanding Shares:	4.18%
	Broker Non-Vote:		0
	% of Outstanding Shares:	0%


There being no further business to come before the Meeting, upon motion duly made, seconded and carried, the meeting was adjourned.

Dated:  October 26, 1999
__________________________

Leiann Nuzum

Acting Secretary





                     FRANKLIN MANAGED TRUST

                  CONSENT OF SOLE SHAREHOLDER


          Pursuant to the provisions of Section 4 of Article V of the Agreement and Declaration of Trust of Franklin Managed Trust, a Delaware business trust (the Trust), which governs actions taken by unanimous written consent of shareholders, the undersigned, being the sole shareholder of the shares of the Franklin Rising Dividends Fund, the current series of the Delaware Trust, does hereby waive the requirement of written notice of the actions set forth herein, and does hereby approve, ratify and consent to the following resolutions:

          NOW, THEREFORE, IT IS

           RESOLVED, that the reorganization of Franklin Managed Trust, a Massachusetts business trust (the Massachusetts Trust) and the Delaware Trust pursuant to an Agreement and Plan of
Reorganization (the Reorganization), which will  involve:   (i)
the acquisition by the Delaware Trust of substantially all of the assets of the Massachusetts Trust in exchange solely for shares of beneficial interest in the Delaware Trust; (ii) the distribution of such shares of beneficial interest of the Delaware Trust to the shareholders of the Massachusetts Trust according to their respective interest; and (iii) the dissolution of the Massachusetts Trust as soon as practicable after the closing of the Reorganization is hereby approved; and it is

           FURTHER  RESOLVED,  that the  Agreement  and  Plan  of
Reorganization   through  which  the  Reorganization   shall   be
accomplished is hereby approved; and it is

           FURTHER RESOLVED, that the following individuals shall serve as trustees of the Trust until their successors are elected and shall qualify:

                         Frank T. Crohn
                         William J. Lippman
                         Charles Rubens, II
                         Leonard Rubin

and it is

           FURTHER RESOLVED, that the selection of Tait, Weller & Baker as independent auditors for the Delaware Trust's fiscal year ending September 30, 2000, be presented to the Massachusetts Trust (as the sole shareholder of the Delaware Trust on the closing date of the Reorganization) prior to the offering of its shares, for ratification and approval; and it is

            FURTHER RESOLVED, that the proposed Management Agreement, which is substantially identical to the existing agreement between Franklin Advisory Services, LLC and the Franklin Rising Dividends Fund, be, and it hereby is approved by the Board of Trustees of the Delaware Trust and that the appropriate officers of the Delaware Trust, be, and hereby are, authorized and directed to enter into and execute such agreement with such modifications as the officer executing the Agreement shall deem appropriate or as may be required to conform with the requirements of any applicable statute, regulation or regulatory body; and

      FURTHER RESOLVED, that the compensation payable by the Delaware Trust to Franklin Advisory Services, LLC under the
Management Agreement is approved; and

      FURTHER RESOLVED, that the officers of the Delaware Trust are directed to submit the above-referenced Management Agreement to the Massachusetts Trust (as the sole shareholder of the Delaware Trust on the closing date of the Reorganization) prior to the offering of its shares, for ratification and approval.

           IN WITNESS WHEREOF, the undersigned, being the sole shareholder of the Trust has executed this consent as of the 28th day of January, 2000.



                              FRANKLIN MANAGED TRUST


                              By:
                                   Harmon E. Burns
                                   Vice President



          Filed with the minutes of the proceedings of the Trust, this 28th day of January, 2000.



                                   _________________________
                                   Deborah R. Gatzek
                                   Secretary